     As filed with the Securities and Exchange Commission on May 22, 1998
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED
                            ----------------------

                       VITESSE SEMICONDUCTOR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ---------------------

           DELAWARE                              3674                       77-0138960
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                                741 CALLE PLANO
                             CAMARILLO, CA  93012
                                (805) 388-3700

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            1991 STOCK OPTION PLAN
                       1991 DIRECTORS' STOCK OPTION PLAN
                       1991 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)

                             ---------------------

                               EUGENE F. HOVANEC
                            CHIEF FINANCIAL OFFICER
                       VITESSE SEMICONDUCTOR CORPORATION
                                741 CALLE PLANO
                             CAMARILLO, CA  93012
                                (805) 388-3700

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             ---------------------

                                  Copies to:

                            FRANCIS S. CURRIE, ESQ.
                        CHRISTOPHER G. NICHOLSON, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300

                             -----------------------

================================================================================

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                        PROPOSED
                                            AMOUNT       MAXIMUM         PROPOSED
                                             TO BE      OFFERING         MAXIMUM
       TITLE OF EACH CLASS OF             REGISTERED      PRICE         AGGREGATE             AMOUNT OF
    SECURITIES TO BE REGISTERED            (SHARES)     PER SHARE    OFFERING PRICE       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------

1991 Stock Option Plan
Common Stock, $0.01 par value
(issuable upon exercise of
options granted and outstanding)
(1).................................      4,561,986      $19.6100    $ 89,460,545.46          $26,390.86
-----------------------------------------------------------------------------------------------------------
1991 Stock Option Plan
Common Stock, $0.01 par value
(issuable upon exercise of
options reserved for future grant)(2)       64,559      $50.8800    $  3,284,761.92          $   969.00
-----------------------------------------------------------------------------------------------------------
1991 Directors' Stock Option Plan
Common Stock, $0.01 par value
(issuable upon exercise of
options granted and outstanding)
(1).................................        153,900      $19.6100    $  3,017,979.00          $   890.30
-----------------------------------------------------------------------------------------------------------
1991 Directors' Stock Option Plan
Common Stock, $0.01 par value
(issuable upon exercise of
options reserved for future grant)(2)      146,100      $50.8800    $  7,433,568.00          $ 2,192.90
-----------------------------------------------------------------------------------------------------------
1991 Employee Stock Purchase Plan
Common Stock, $0.01 par value (3)...        375,000      $43.2500    $ 16,218,750.00          $ 4,784.53
-----------------------------------------------------------------------------------------------------------
TOTALS                                    5,301,545                  $119,415,604.30          $35,228.00
===========================================================================================================


                                         ------------------------

===========================================================================================================

(1) Estimated in accordance with Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price of the granted and outstanding options covering the indicated shares.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Company's shares as reported on the Nasdaq National Market on May 18, 1998. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by prior registration statements.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on May 18, 1998. Pursuant to the 1991 Employee Stock Purchase Plan, Common Stock issued thereunder will be sold at a per share price equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower (as such terms are defined in such plan).

STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

   The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 33-47016) (the "Previous Form S-8"). The Previous Form S-8 was filed in connection with the 1987 Stock Option Plan, 1989 Stock Option Plan, 1991 Stock Option Plan, 1991 Directors' Stock Option Plan and 1991 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1991 Stock Option Plan, 1991 Directors' Stock Option Plan and 1991 Employee Stock Purchase Plan (collectively, the "1991 Plans"). The contents of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.


   The Registrant expects to effect a 2-for-1 forward stock split of its Common Stock (by way of a stock dividend) on or about May 26, 1998. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant intends this Registration Statement to also register the additional shares issuable under the 1991 Plans as a result of such stock split.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

 4.9    1991 Employee Stock Purchase Plan, as amended on June 18, 1992.

 5.1    Opinion of counsel as to legality of Securities being registered.

23.1    Consent of KPMG Peat Marwick LLP.

23.2    Consent of counsel (contained in Exhibit 5.1).

24.1    Power of Attorney (see page II-2).

                                    SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Camarillo, State of California on May 22, 1998.


                                        VITESSE SEMICONDUCTOR CORPORATION


                                        By:   /s/ EUGENE F. HOVANEC
                                           --------------------------------
                                           Eugene F. Hovanec
                                           Vice President, Finance and Chief
                                           Financial Officer


                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis R. Tomasetta and Eugene F. Hovanec, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                        TITLE                            DATE
/s/ LOUIS R. TOMASETTA
-------------------------------------------           President and Chief Executive             May 22, 1998
Louis R. Tomasetta                                    Officer (principal executive
                                                      officer)


/s/ EUGENE F. HOVANEC
-------------------------------------------           Vice President, Finance and               May 22, 1998
Eugene F. Hovanec                                     Chief Financial Officer
                                                      (principal financial and
                                                       accounting officer)


-------------------------------------------           Director
James A. Cole


/s/ PIERRE R. LAMOND
-------------------------------------------           Chairman of the Board of                  May 22, 1998
Pierre R. Lamond                                      Directors


/s/ JOHN C. LEWIS
-------------------------------------------           Director                                  May 22, 1998
John C. Lewis


/s/ ALEX DALY
-------------------------------------------           Director                                  May 22, 1998
Alex Daly

                                    INDEX TO EXHIBITS


   Exhibit Number                         Exhibit Document
-----------------------   --------------------------------------------------------------
             4.9              1991 Employee Stock Purchase Plan, as amended on June 18, 1992


             5.1              Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                              Corporation, as to the legality of securities being registered
                              (Counsel to the Registrant)


            23.1              Consent of KPMG Peat Marwick LLP.


            23.2              Consent of Wilson Sonsini Goodrich & Rosati, Professional
                              Corporation (contained in Exhibit 5.1 hereto)


            24.1              Power of Attorney (see page II-2)

